Exhibit 1.1

Legence Corp.

Class A Common Stock, Par Value $0.01 Per Share

Underwriting Agreement

[•], 2026

Goldman Sachs & Co. LLC

Jefferies LLC

BofA Securities, Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The selling stockholders named in Schedule II hereto (the “Selling Stockholders”) of Legence Corp., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [•] additional shares (the “Optional Shares”) of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

The Company is a holding company, and its sole material asset is a controlling equity interest in Legence Holdings LLC, a Delaware limited liability company (“Legence Holdings”). As the managing member of Legence Holdings, the Company operates and controls all of its business and affairs through Legence Holdings and its subsidiaries.

In connection with the offering contemplated by this Agreement, the Class A Common Stock to be sold by each Selling Stockholder (i) is currently held directly by such Selling Stockholder or (ii) will be issued by the Company upon the exchange (the “Unit Exchange”) of certain limited liability company interests in Legence Holdings (including units representing such limited liability company interests, the “LLC Interests”), held by such Selling Stockholder at a ratio of one LLC Interest for one share of Class A Common Stock, pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of Legence Holdings, dated as of September 11, 2025, and the terms of the Exchange Agreement, dated as of September 11, 2025, by and among the Company, Legence Holdings and the other parties named therein. The Class A Common Stock to be sold in the offering by the Selling Stockholders has been registered pursuant to the Registration Statement (as defined below) in accordance with the terms of the Registration Rights Agreement, dated as of September 15, 2025, by and among the Company and the other parties party thereto.

1. (a) Each of the Company and Legence Holdings jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-[•]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s and Legence Holdings’ knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Act, as of the effective date of the Registration Statement, or the date of such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is [•]: [•] p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, as the case may be, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) None of the Company, Legence Holdings or any of Legence Holdings’ direct or indirect subsidiaries (the “Subsidiaries”) has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company, Legence Holdings and the Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, Legence Holdings and the Subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock of the Company or Legence Holdings (other than as a result of (i) the exercise or settlement, including any “net” or “cashless”

exercises or settlements, if any, of stock options or other equity awards or the grant or award, if any, of stock options, restricted stock or other equity awards pursuant to the Company’s or Legence Holdings’ equity and/or long-term incentive plans that are described in the Pricing Prospectus and the Prospectus, (ii) the issuance, if any, of stock upon conversion of Company’s or Legence Holdings’ securities as described in the Pricing Prospectus and the Prospectus or (iii) the exchange of LLC Interests for shares of Class A Common Stock and the cancellation of the corresponding shares of Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock” and, together with Class A Common Stock, the “Stock”) as described in the Pricing Prospectus and the Prospectus, or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, Legence Holdings and the Subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company, Legence Holdings or any Subsidiary to perform their respective obligations under this Agreement, including the issuance of Shares by the Company pursuant to the Unit Exchange, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vii) The Company, Legence Holdings and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all material personal property owned by them (other than with respect to intellectual property, which is addressed exclusively in subsection (xxvi) below), in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Pricing Prospectus and the Prospectus; (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Legence Holdings and the Subsidiaries; or (iii) that secure the Company’s obligations under that certain Credit Agreement, dated as of December 16, 2020, as amended from time to time; and any real property and buildings held under lease by the Company, Legence Holdings and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, Legence Holdings and the Subsidiaries;

(viii) Each of the Company, Legence Holdings and the Subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Act has been listed in the Registration Statement;

(ix) The Company has an authorized capitalization as set forth in the Pricing Prospectus and (A) all issued and outstanding shares of Stock, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and (other than the Shares to be issued pursuant to the Unit Exchange, which are described in clause (B)) issued, are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; (B) all of the Shares to be issued pursuant to the Unit Exchange have been duly authorized and validly reserved for issuance, and when issued and delivered as provided herein, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; (C) all of the issued equity interests of Legence Holdings (including the LLC Interests) and each Subsidiary (x) have been duly and validly authorized and issued, are fully paid and non-assessable and (y) (except, in the case of any foreign Subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise disclosed in the Pricing Prospectus and the Prospectus;

(x) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with;

(xi) The execution, delivery and performance by each of the Company and Legence Holdings of this Agreement, and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, Legence Holdings or any Subsidiary is a party or by which the Company, Legence Holdings or any Subsidiary is bound or to which any of the property or assets of the Company, Legence Holdings or any Subsidiary is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company, Legence Holdings or any Subsidiary, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Legence Holdings or any Subsidiary or any of their properties, except, in the case of the foregoing clauses (A) and (C), for such conflicts, defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by each of the Company and Legence Holdings of this Agreement, the issuance of Shares by the Company pursuant to the Unit Exchange or the compliance by the Company and Legence Holdings with the terms and provisions of this Agreement or the transactions contemplated by this Agreement and the Pricing Prospectus, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii) None of the Company, Legence Holdings or any Subsidiary is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders”, and under the caption “Underwriting (Conflicts of Interest)”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(xiv) Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company, Legence Holdings or any Subsidiary or, to the Company’s and Legence Holdings’ knowledge, any officer or director of the Company or Legence Holdings is a party or of which any property or assets of the Company, Legence Holdings or any Subsidiary or, to the Company’s and Legence Holdings’ knowledge, any officer or director of the Company or Legence Holdings is the subject which, if determined adversely to the Company, Legence Holdings or any Subsidiary (or such officer or director), would individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s and Legence Holdings’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(xv) The Company is not and, immediately after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii) Deloitte & Touche LLP, which has certified certain financial statements of the Company, Legence Holdings and the Subsidiaries included or incorporated by reference in the Registration Statement, and Lanigan Ryan, P.C., which has certified certain financial statements of The Bowers Group, Inc. and its wholly owned subsidiaries (collectively, “Bowers”) included or incorporated by reference in the Registration Statement, are each independent registered public accounting firms as required by the Act and the rules and regulations of the Commission thereunder;

(xviii) The Company and Legence Holdings maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) has been designed to comply with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus, the Company’s and Legence Holdings’ internal control over financial reporting is effective and neither the Company nor Legence Holdings is aware of any material weaknesses in its internal control over financial reporting;

(xix) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s or Legence Holdings’ internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s or Legence Holdings’, as applicable, internal control over financial reporting;

(xx) Except as disclosed in the Pricing Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to comply with the requirements of the Exchange Act, as applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxi) Each of the Company and Legence Holdings has full right, power and authority to execute and deliver, to the extent a party thereto, this Agreement and to perform its obligations hereunder; all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken; this Agreement has been duly authorized, executed and delivered by the Company and Legence Holdings and constitutes a valid and legally binding agreement of each of the Company and Legence Holdings, as applicable, enforceable against the Company and Legence Holdings in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(xxii) None of the Company, Legence Holdings or the Subsidiaries, nor any director, officer or employee of the Company, Legence Holdings or any of the Subsidiaries nor, to the knowledge of the Company and Legence Holdings, any agent, affiliate or other person associated with or acting on behalf of the Company, Legence Holdings or any of the Subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) in the past five years violated, or is in violation of, any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company, Legence Holdings and the Subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein;

(xxiii) The operations of the Company, Legence Holdings and the Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company, Legence Holdings and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Legence Holdings or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and Legence Holdings, threatened;

(xxiv) None of the Company, Legence Holdings or the Subsidiaries, nor any director, officer or employee of the Company, Legence Holdings or any of the Subsidiaries nor, to the knowledge of the Company and Legence Holdings, any agent, affiliate or other person associated with or acting on behalf of the Company, Legence Holdings or any of the Subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”); none of the Company, Legence Holdings or any of the Subsidiaries is engaged in, or has, at any time, since April 24, 2019, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company, Legence Holdings and the Subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(xxv) The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company, Legence Holdings and the Subsidiaries at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Company, Legence Holdings and the Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects and in accordance with U.S. GAAP, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma condensed consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information contained therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are believed to be reasonable and the adjustments used therein are believed to be appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The financial statements (including the related notes thereto) of Bowers, which are included or incorporated by reference in the Pricing Prospectus and the Prospectus, to the knowledge of the Company and Legence Holdings, present fairly, in all material respects, the financial position of Bowers, as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. GAAP, applied on a consistent basis throughout the periods covered thereby;

(xxvi) The Company, Legence Holdings and each of the Subsidiaries own or otherwise possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, domain names, works of authorship, copyrights and registrations and applications thereof, licenses, know-how, databases and software (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses; all Intellectual Property Rights owned by the Company, Legence Holdings or any of the Subsidiaries are owned solely and exclusively by the Company, Legence Holdings or the Subsidiaries, free and clear of all liens, encumbrances, and other similar restrictions, other than non-exclusive licenses granted to customers in the ordinary course of business; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company, Legence Holdings and the Subsidiaries do not, through the conduct of their respective businesses, infringe, misappropriate or otherwise violate, or have not, in the past six (6) years, infringed, misappropriated or otherwise violated, any Intellectual Property Rights of others; the Intellectual Property Rights owned by the Company, Legence Holdings and the Subsidiaries and, to the knowledge of the Company and Legence Holdings, the Intellectual Property Rights licensed to the Company, Legence Holdings and the Subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the knowledge of the Company and Legence Holdings, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any Intellectual Property Rights owned or controlled by the Company, Legence Holdings or any of the Subsidiaries; the Company, Legence Holdings and the Subsidiaries have not in the past six (6) years received any written notice of any claim of material infringement, violation or conflict with, any Intellectual Property Rights of others; to the knowledge of the Company and Legence Holdings, no third party is infringing, misappropriating or otherwise violating, or in the past six (6) years, has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by or exclusively licensed to the Company, Legence Holdings or any of the Subsidiaries; all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company, Legence Holdings or any of the Subsidiaries have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company, Legence Holdings or the applicable Subsidiary, and, to the knowledge of the Company and Legence Holdings, no such agreement has been breached or violated; the Company, Legence Holdings and the Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain the confidentiality of all information intended to be maintained as a trade secret and, to the knowledge of the Company and Legence Holdings, no such information has been disclosed other than to employees, representatives, agents and service providers of the Company, Legence Holdings or any of the Subsidiaries, all of whom are bound by written confidentiality agreements (or comparable professional obligations of confidentiality);

(xxvii) The Company’s, Legence Holdings’ and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company, Legence Holdings and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; in the past five (5) years, except as would not, individually or in the aggregate, have a Material Adverse Effect, there has been no security breach or incident, violation, outage, unauthorized use, access or disclosure, or other compromise of or relating to any of the IT Systems or Personal Data (as defined below) in the Company’s possession or control, nor are there currently any incidents under internal review or investigations relating to the same; the Company, Legence Holdings and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and material data (including all personal, personally identifiable, household, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses; the Company, Legence Holdings and the Subsidiaries have, in the past five (5) years, complied and are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies, contractual obligations and industry standards, in each case relating to the collection, use, transfer, import, export, storage, protection, privacy, security, disposal and disclosure or other processing by the Company, Legence Holdings or any of the Subsidiaries of Personal Data and the protection of IT Systems from unauthorized use, access, misappropriation or modification (“Data Security Obligations”); the Company, Legence Holdings and the Subsidiaries have not received any notification of or complaint regarding and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any Data Security Obligation; and there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s and Legence Holdings’ knowledge, threatened alleging material non-compliance with any Data Security Obligation;

(xxviii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxix) Nothing has come to the attention of the Company or Legence Holdings that has caused the Company or Legence Holdings to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xxx) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, to the extent compliance is required;

(xxxi) None of the Company, Legence Holdings or, to their knowledge, any of their respective affiliates, has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company, Legence Holdings or any of the Subsidiaries in connection with the offering of the Shares;

(xxxii) The Company, Legence Holdings and each of the Subsidiaries possess and are in compliance with such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations from, and have made all required filings with, all governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own or lease their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company, Legence Holdings or any of the Subsidiaries has received written notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(xxxiii) The Company, Legence Holdings and the Subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as the Company and Legence Holdings believe are prudent and customary in the businesses in which they are engaged and as required by law. Except as would not reasonably be expected to have a Material Adverse Effect, (i) all policies of insurance and fidelity or surety bonds insuring the Company, Legence Holdings and the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (ii) the Company, Legence Holdings and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and (iii) none of the Company, Legence Holdings or any of the Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. Except as would not reasonably be expected to have a Material Adverse Effect, (a) there are no claims by the Company, Legence Holdings or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (b) none of the Company, Legence Holdings or any of the Subsidiaries has been refused any insurance coverage sought or applied for. None of the Company, Legence Holdings or any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, except as would not reasonably be expected to have a Material Adverse Effect, or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(xxxiv) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there is, to the Company’s and Legence Holdings’ knowledge, (A) no unfair labor practice complaint pending or threatened in writing against the Company, Legence Holdings or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or threatened in writing against the Company, Legence Holdings or any of the

Subsidiaries, (B) no labor strike, labor dispute, concerted slowdown or stoppage pending or threatened in writing against the Company, Legence Holdings or any of the Subsidiaries and (C) no union representation question existing with respect to the employees of the Company, Legence Holdings or any of the Subsidiaries and no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws;

(xxxv) Except for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each of the Company, Legence Holdings and the Subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns required to be filed by it in any jurisdiction and has paid all taxes (and any related interest, penalties and additions to tax) required to be paid by it (whether or not shown on a tax return and including in its capacity as a withholding agent), except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP; (ii) there are no current tax audits, assessments or other claims or proceedings with respect to the Company, Legence Holdings or any of the Subsidiaries to the knowledge of the Company or Legence Holdings; and (iii) the Company, Legence Holdings and each of the Subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements in respect of all federal, state, local and foreign taxes in any jurisdiction (and any related interest, penalties and additions to tax) for all periods as to which the tax liability of the Company, Legence Holdings and the Subsidiaries (as applicable) has not been finally determined;

(xxxvi) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Company, Legence Holdings or any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, legally binding policy or rule of common law, order, consent, decree or judgment, relating to pollution, protection of human health (to the extent relating to exposure to Hazardous Materials), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources or wildlife, including those relating to chemicals, pollutants, contaminants, wastes, toxic substances or hazardous substances, which are regulated by applicable laws, including petroleum or petroleum products, per- and polyfluoroalkyl substances, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, arrangement for transport, release or threatened release or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, Legence Holdings and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their applicable requirements, (C) there are no pending or, to the knowledge of the Company or Legence Holdings, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance, violation, liability or obligation, investigations or proceedings relating to Hazardous Materials or any Environmental Law against or affecting the Company, Legence Holdings or any Subsidiaries, (D) there are no outstanding, or to the knowledge of the Company or Legence Holdings, threatened, orders for clean-up or remediation against or affecting the Company, Legence Holdings or any of the Subsidiaries which arise under any Environmental Laws and (E) there are no costs, obligations or liabilities of or relating to the Company, Legence Holdings or any of the Subsidiaries relating to Hazardous Materials or arising under any Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties under Environmental Laws, compliance with Environmental Laws or any permit, license or approval issued under Environmental Law, or any constraints on operating activities and any liabilities to third parties arising under Environmental Law);

(xxxvii) Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there is no proceeding that is pending, or that is known to be contemplated, against the Company, Legence Holdings or any of the Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding which it is reasonably believed that no monetary sanctions of an amount exceeding the lesser of $1 million or one percent of the current assets of the Company and its subsidiaries on a consolidated basis will be imposed and (B) the Company, Legence Holdings and the Subsidiaries are not aware of any material effects of compliance with Environmental Laws that would be material to the business of the Company, Legence Holdings and the Subsidiaries, taken as a whole;

(xxxviii) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (A) any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) that is established or maintained by the Company, Legence Holdings, the Subsidiaries or, solely with respect to any such plan that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), their ERISA Affiliates (as defined below), but excluding in each case, any “multiemployer plan” (as defined in Section 3(37) of ERISA), (the “Plans”) are in compliance with ERISA, the Internal Revenue Code and other applicable laws; (B) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan; (C) neither the Company, Legence Holdings, any of the Subsidiaries nor (solely with respect to (i), (ii) as relates to Sections 412 and 4971 of the Internal Revenue Code, and (iii)) any of their ERISA Affiliates has incurred any liability that remains outstanding or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan or “multiemployer plan” (as defined in Section 3(37) of ERISA), (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder; and (D) each Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code; “ERISA Affiliate” means, with respect to the Company, Legence Holdings or a Subsidiary, any member of any group of organizations described in Sections 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 412 of the Internal Revenue Code, Sections 414(m) or (o) of the Internal Revenue Code of which the Company, Legence Holdings or such Subsidiary is a member; and

(xxxix) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters, the Company and Legence Holdings that:

(i) Except (A) as will have been obtained on or prior to the Time of Delivery for the registration under the Act of the Shares; (B) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by The Nasdaq Stock Market LLC (the “Exchange”) in connection with the purchase and distribution of the Shares by the Underwriters; and (C) as would not impair in any material respect the ability of such Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained or will be obtained on or prior to the Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement and has or will have at the Time of Delivery, after giving effect to the Unit Exchange, full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions contemplated herein and in the Pricing Disclosure Package will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the certificate of formation or limited liability company agreement or similar organizational document(s) of such Selling Stockholder or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any property or assets of such Selling Stockholder, except in the case of (A) and (C), as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement;

(iii) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v) To the extent that any statements or omissions made in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information (as defined below), such Registration Statement and Pricing Disclosure Package did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. “Selling Stockholder Information” consists solely of the information with respect to such Selling Stockholder in the beneficial ownership table under the caption “Principal and Selling Stockholders” in the Pricing Prospectus and the Prospectus;

(vi) Such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as defined in Section 4(a) hereof) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), certifying that such Selling Stockholder is a “United States person” for U.S. federal income tax purposes;

(vii) The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of such Selling Stockholder or by the occurrence of any other event; if such Selling Stockholder shall be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement; and

(viii) Such Selling Stockholder will not directly or knowingly indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Money Laundering Laws or any Anti-Corruption Laws.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders, as and to the extent indicated in Schedule II hereto, agrees, severally and not jointly, to sell to each of the

Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

Each of the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grants, severally and not jointly, to the Underwriters the right to purchase at their election up to the number of Optional Shares as set forth opposite such Selling Stockholder’s name in Schedule II, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you, the Company and the Selling Stockholders otherwise agree in writing, no earlier than one or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least twenty-four hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholders to the Representatives at least twenty-four hours in advance. The Selling Stockholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2026 or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC, all at such Time of Delivery. A virtual meeting will be held at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Each of the Company and Legence Holdings agrees jointly and severally with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act prior to the earlier of (i) the First Time of Delivery and (ii) the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares (except the filing by the Company of any registration statement on Form S-8 (or any successor form) with the Commission relating to the offering of securities pursuant to the terms of an equity incentive, long-term incentive or similar plans described in the Pricing Disclosure Package), including but not limited to any options or warrants to purchase shares of Stock, any LLC Interests, or any other securities, that are convertible into or exchangeable for, or that represent the right to receive, shares of any series of Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of any series of Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Stock or any LLC Interests or any such other securities, in cash or otherwise (other than (x) the Shares to be sold hereunder, (y) pursuant to equity compensation plans (including, without limitation, the Company’s long-term incentive plan and employee stock purchase plan) existing on, or upon the conversion or exchange of convertible or exchangeable securities (including, without limitation, the Unit Exchange) outstanding as of, the date of this Agreement, or (z) the issuance by the Company of shares of Stock, LLC Interests or securities convertible into shares of Stock in connection with an acquisition or business combination, provided that the aggregate number of shares of Stock issued pursuant to this clause (z) during the Company Lock-Up Period shall not exceed 10% of the number of shares of the Company’s capital stock issued and outstanding immediately following the completion of the public offering contemplated by this Agreement, and provided further that, in the case of any issuance pursuant to this clause (z), any recipient of shares of Stock shall have executed and delivered to you a lock-up letter substantially in the form attached as Annex I to this Agreement (a “Lock-Up Agreement” and, collectively with each other agreement, substantially in the form of Annex I hereto, to be executed and delivered pursuant to the terms hereof, the “Lock-Up Agreements”), without the prior written consent of at least two of the three Representatives; provided, however that the foregoing restrictions shall not apply to (A) transfers of Stock or any security convertible into Stock in connection with the exercise of options or warrants or the vesting, exercise or settlement of any other equity or equity-based award, in each case, granted pursuant to the Company’s or Legence Holdings’ equity or long-term incentive plans or otherwise outstanding on the date hereof and disclosed in the Prospectus, including any Stock withheld by the Company or any of its applicable affiliates to pay any applicable exercise price or tax withholding associated with such awards, provided further that, (1) the restrictions contained in this Agreement and the Lock-Up Agreements shall apply to Stock issued upon such exercise, conversion, vesting or settlement and (2) for any options or other awards that expire, vest or become settled during the Company Lock-Up Period while the Company and Legence Holdings are unable to transfer Stock for the purposes of satisfying any tax or other governmental withholding obligation, the restrictions contained in this Agreement and/or the Lock-Up Agreements shall not apply to Stock sold for that purpose, (B) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Stock, provided that such plan does not provide for the transfer of Stock during the Company Lock-Up Period, (C) the confidential submission by the Company of a resale draft registration statement on Form S-1 with the Commission to the extent consistent with the Company’s obligations under the Registration Rights Agreement, and (D) the confidential submission by the Company of a draft registration statement on Form S-1 with the Commission relating to securities to be offered by the Company, provided that in the case of subclauses (C) and (D), (1) no public announcement of such confidential submission shall be made and (2) no such confidential submission shall become a publicly filed registration statement during the Company Lock-Up Period, and (3) in the case of subclause (C), if any demand was made for, or any right exercised with respect to, such registration of shares of Stock or securities convertible, exercisable or exchangeable into Stock, no public announcement of such demand or exercise of rights shall be made;

(f) During a period of three years from the effective date of the Registration Statement, for so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) under the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that no reports or financial information need be furnished pursuant to this Section 5(f) to the extent such materials are available on EDGAR;

(g) During a period of three years from the effective date of the Registration Statement, or so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) under the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that no reports or financial information need be furnished pursuant to this Section 5(g) to the extent such materials are available on EDGAR;

(h) the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a); and

(i) Upon reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6. (a) Each of the Company and Legence Holdings represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act.

7. Each of the Company, Legence Holdings and the Selling Stockholders covenants and agrees with one another and with the several Underwriters that (a) the Company and/or Legence Holdings will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and Legence Holdings’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all reasonable and documented expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (not to exceed $5,000); (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the reasonable and documented filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; provided, that the amount payable by the Company and Legence Holdings pursuant to this clause (v) for the fees and disbursements of counsel to the Underwriters shall not exceed $60,000 and provided further that the Underwriters shall provide reasonable supporting documentation to the Company and Legence Holdings for all amounts payable by the Company and Legence Holdings pursuant to this clause (v); (b) the Company and/or Legence Holdings will pay or cause to be paid: (i) the cost of preparing stock certificates, if applicable; (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section including, for the avoidance of doubt, any taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriters hereunder; and (c) except as otherwise agreed to by and between a Selling Stockholder and the Company, the Company and/or Legence Holdings will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay (i) all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, and (ii) in connection with any “road show” undertaken in connection with the marketing of the offering of the Shares, the travel, lodging and meal expenses of the Underwriters; provided, however, the Representatives and the Company agree that the Underwriters shall pay or cause to be paid fifty percent (50%) of the cost of any aircraft chartered in connection with such road show (with the Company paying the remaining fifty percent (50%) of the cost).

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, Legence Holdings and the Selling Stockholders are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that each of the Company, Legence Holdings and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the Company’s and Legence Holdings’ knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s and Legence Holdings’ knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Kirkland & Ellis LLP, counsel for each of the Company, Legence Holdings and the Selling Stockholders, shall have furnished to you their written opinion(s) and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d) On the date of the Prospectus substantially concurrently with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP and Lanigan Ryan, P.C. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(e) (i) None of the Company, Legence Holdings nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material adverse change in the capital stock or long-term debt of the Company, Legence Holdings or any Subsidiary or any material adverse change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, Legence Holdings and the Subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company, Legence Holdings or any Subsidiary to perform their respective obligations under this Agreement, including the issuance of Shares by the Company pursuant to the Unit Exchange, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), would make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company, Legence Holdings or any Subsidiary by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company, Legence Holdings or any Subsidiary;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(i) The Company shall have obtained and delivered to the Underwriters an executed copy of the Lock-Up Agreement from each officer, director and stockholder of the Company and each other entity listed on Schedule IV hereto;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company, Legence Holdings and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, Legence Holdings and Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of each of the Company, Legence Holdings and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by each of the Company, Legence Holdings and the Selling Stockholders, respectively, of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company and Legence Holdings shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 8; and

(l) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company shall have furnished to you a certificate or certificates, dated the respective dates of delivery thereof, of the Chief Financial Officer of the Company, with respect to certain data contained in the Pricing Disclosure Package and the Prospectus, in form and substance reasonably satisfactory to you.

9. (a) The Company and Legence Holdings, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Legence Holdings shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information or written information furnished to the Company by any Selling Stockholder expressly for use therein.

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of such Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder including any Optional Shares and the price per share referenced in Section 2 hereof (such amount, as applicable to the subject Selling Stockholder, the “Selling Stockholder Proceeds”) as set forth in the Prospectus.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, Legence Holdings and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company, Legence Holdings or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus,

or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company, Legence Holdings and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company, Legence Holdings or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fifth paragraph under the caption “Underwriting (Conflicts of Interest)”, and the information contained in the twelfth, thirteenth and fourteenth paragraphs under the caption “Underwriting (Conflicts of Interest).”

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred and documented by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Legence Holdings and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, Legence Holdings and the Selling Stockholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Legence Holdings and the Selling Stockholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Legence Holdings or the Selling Stockholders, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Company, Legence Holdings, the Selling Stockholders and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) each Selling Stockholder’s obligation to contribute any amount under this Section 9(e) is limited in the manner and to the extent set forth in Section 9(b) and such Selling Stockholder shall not be required to contribute any amount in excess of the applicable Selling Stockholder Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company, Legence Holdings and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company, Legence Holdings and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and Legence Holdings and to each person, if any, who controls the Company, Legence Holdings or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties reasonably satisfactory to the Company and the Selling Stockholders to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company, Legence Holdings or the Selling Stockholders, except for the expenses to be borne by the Company and/or Legence Holdings and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, Legence Holdings, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, Legence Holdings or any Selling Stockholder, or any officer or director or controlling person of the Company or Legence Holdings or any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company, Legence Holdings nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company, Legence Holdings and the Selling Stockholders will reimburse the Underwriters through you for all documented out-of-pocket expenses approved in writing by you, including documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, Legence Holdings and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC, Jefferies LLC or BofA Securities, Inc., on behalf of you as the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, Legence Holdings and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel and BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, Email: dg.ecm_execution_services@bofa.com, with a copy to: Email: dg.ecm_legal@bofa.com, Attention: ECM Legal; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder, c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154, with a copy to: Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002, Attention: Matthew R. Pacey, P.C. and Michael W. Rigdon, P.C.; if to the Company or Legence Holdings shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary, with a copy to: Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002, Attention: Matthew R. Pacey, P.C. and Michael W. Rigdon, P.C.; and if to any person or entity that has delivered a Lock-Up Agreement described in Section 8(i) hereof shall be delivered or sent by mail to such person’s or entity’s address provided in Schedule IV hereto or such other address as such person or entity provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or any Selling Stockholder by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Legence Holdings and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and Legence Holdings and each person who controls the Company, Legence Holdings, any Selling Stockholder or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Each of the Company, Legence Holdings and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction among the Company, Legence Holdings and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, Legence Holdings or the Selling Stockholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, Legence Holdings or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, Legence Holdings or the Selling Stockholders on other matters) or any other obligation to the Company, Legence Holdings or the Selling Stockholders except the obligations expressly set forth in this Agreement, (iv) each of the Company, Legence Holdings and the Selling Stockholders has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Company, Legence Holdings and the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, Legence Holdings or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, Legence Holdings, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. Each of the Company, Legence Holdings and the Selling Stockholders agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement (each, a “Related Proceeding”) will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the Company, Legence Holdings and the Selling Stockholders agrees to submit to the jurisdiction of, and to venue in, such courts. Each of the Company, Legence Holdings and the Selling Stockholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

19. Each of the Company, Legence Holdings, the Selling Stockholders and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Notwithstanding anything herein to the contrary, the Company, Legence Holdings and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company, Legence Holdings and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, Legence Holdings and the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, Legence Holdings and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Legence Corp.

By:
Name:
Title:

Legence Holdings LLC

By:
Name:
Title:

Legence Parent ML LLC

By:
Name:
Title:

Legence Parent II ML LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Goldman Sachs & Co. LLC

Jefferies LLC

BofA Securities, Inc.

Goldman Sachs & Co. LLC

By:
Name:
Title:

Jefferies LLC

By:
Name:
Title:

BofA Securities, Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	[•]	[•]
Jefferies LLC	[•]	[•]
BofA Securities, Inc.	[•]	[•]
Blackstone Securities Partners L.P.	[•]	[•]

Total	[•]	[•]

SCHEDULE II

Selling Stockholder	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Legence Parent ML LLC	[•]	[•]
Legence Parent II ML LLC	[•]	[•]

Total	[•]	[•]

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow dated [•] 2026

(b) Additional documents incorporated by reference

[•].

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is $[•].

The number of Firm Shares sold by the Selling Stockholders is [•]. The number of Optional Shares to be sold by the Selling Stockholders is up to [•].

(d) Written Testing-the-Waters Communications

None.

SCHEDULE IV

Name of Lock-Up Party

Jeffrey Sprau(1)

Stephen Butz(1)

Gregory Barnes(1)

Bryce Seki(1)

Stephen Hansen(1)

Justin Schwartz(1)

David Coghlan(1)

Terrence Keenen(1)

Christie Kelly(1)

Bilal Khan(2)

Robert Mitchell Nimocks(2)

Legence Parent LLC(2)

Legence Parent II LLC(2)

Legence Parent ML LLC(2)

Legence Parent II ML LLC(2)

(1) Address for Notice:

c/o Legence Corp.

1601 Las Plumas Avenue

San Jose, CA 95133

(2) Address for Notice:

c/o Blackstone Inc.

345 Park Avenue

New York, NY 10154

ANNEX I

[FORM OF LOCK-UP AGREEMENT]

Legence Corp.

Lock-Up Agreement

[•], 2026

Goldman Sachs & Co. LLC

Jefferies LLC

BofA Securities, Inc.

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Re:	Legence Corp. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Legence Corp., a Delaware corporation (the “Company”), Legence Holdings LLC, a Delaware limited liability company (“Legence Holdings”), and the selling stockholders named in Schedule II thereto, providing for a public offering (the “Public Offering”) of shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have their meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of the Company’s Class A Common Stock or Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), or any limited liability company interests in Legence Holdings (or units representing such limited liability company interests) (the “LLC Interests”), or any options or warrants to purchase any shares of Common Stock or LLC Interests, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock or LLC Interests (such shares of Common Stock, LLC Interests, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. In addition, for the avoidance of doubt, to the extent the undersigned has demand and/or piggyback registration rights described in the Prospectus, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Lock-Up Period and undertaking preparations related thereto; provided that the foregoing notification and/or preparations do not request, require or result in the public filing of a registration statement with the SEC or any other public announcement regarding such registration by the undersigned or the Company during the Lock-Up Period (and no such public filing or public announcement shall be voluntarily made or taken by the undersigned during the Lock-Up Period).

Notwithstanding the foregoing, the undersigned may:

(a)

transfer the undersigned’s Lock-Up Securities (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (ii) upon death by will, testamentary document or intestate succession, (iii) if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above, (vi) if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity which fund or entity is controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned, or (B) as part of a distribution, transfer or other disposition by the undersigned to its stockholders, current or former partners (general or limited), members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other order of a court or a regulatory authority, (viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee, (ix) in connection with a sale or transfer of the undersigned’s shares of Common Stock acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the closing date of the Public Offering, (x) to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase or otherwise acquire shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise, settlement or similar procedure) that are vested, vest or are scheduled to expire during the Lock-Up Period, including, without limitation, any transfer to the Company for the purpose of satisfying any tax obligations (including withholdings and estimated taxes) or remittance payments due as a result of the grant, vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases of this clause (x), pursuant to any stock incentive plan, long-term incentive plan or other equity award plan, or pursuant to convertible securities, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities received by the undersigned upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement, (xi) in “sell to cover” or similar open market transactions during the Lock-Up Period to satisfy any exercise price or tax withholding obligations as a result of the exercise, vesting and/or settlement of Company equity awards (including options and restricted stock units) held by the undersigned and issued pursuant to a plan or arrangement described in the Prospectus, provided that, any such Lock-up Securities retained by the undersigned after giving effect to this provision shall be subject to the terms of this Lock-Up Agreement, (xii) in connection with the conversion, exchange or reclassification of any outstanding securities of the Company into shares of Common Stock, or any conversion, exchange or reclassification of the Common Stock, provided that any such shares of Common Stock received upon such conversion, exchange or reclassification shall be subject to the terms of this Lock-Up Agreement, (xiii) as a sale of Shares to the Underwriters pursuant to the Underwriting Agreement, and any transfer of Shares or any security convertible into or exercisable or exchangeable for Shares to the Company in consideration for cash from the Company’s proceeds from such offering, if any, on the terms described in the Prospectus, or (xiv) with the prior written consent of at least two of the three Representatives on behalf of the Underwriters; provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (xii) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement, (C) in the case of clauses (a)(ii), (iii), (iv), (v), (vi) and (ix) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(i), (vii), (viii), (ix), (x) and (xi) above, no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be voluntarily made in connection with such transfer, and if any such filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be legally required in connection with such transfer during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses (a)(i) or (vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

(b)

enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period, other than as permitted by this Lock-Up Agreement, and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate that that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period; [and]

(c)

transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement[.][; and]

(d)

[pledge, hypothecate or otherwise grant a security interest in Lock-Up Securities to one or more banks, financial or lending institutions as collateral or security for any loan, advance, margin loan or extension of credit or similar financing activity or arrangements and any transfer upon foreclosure upon or enforcement of such Lock-Up Securities (including any such arrangements entered into prior to the date of this Lock-Up Agreement), and any transfers of Lock-Up Securities among wholly owned subsidiaries of the undersigned to provide for the foregoing, provided that any such subsidiaries that are not a party to a Lock-Up Agreement execute and deliver to the Representatives a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, and provided further, that the undersigned or the Company, as the case may be, shall provide the Representatives prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest.][1]

The restrictions described in this Lock-Up Agreement shall not apply to [(i)] any conversion or exchange of Class B Common Stock and the corresponding LLC Interests for shares of Class A Common Stock, provided that, such shares of Common Stock shall be subject to the provisions of this Lock-Up Agreement[; (ii) any sales made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date of this Lock-Up Agreement, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the

[1]	NTD: to be included for the Aggregators and the selling stockholders.

Lock-Up Period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, and shall also state the date such trading plan was adopted; and (iii) any call options written by the Undersigned, and any disposition of the Undersigned’s Lock-Up Securities made upon exercise of call options written by the Undersigned, and any pledge of such Undersigned’s Lock-Up Securities as security thereunder and any exercises of remedies with respect to such Lock-Up Securities under such pledges]2.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The undersigned now has, and, except as contemplated by clauses (a)[,][and] (c) [and (d)]3 of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any shares of Common Stock, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of the undersigned’s obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase the Optional Shares), (iii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (iv) [•], 2026, in the event that the Underwriting Agreement has not been executed by such date (provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date by a period of up to an additional [•] days).

[2]	NTD: to be included for the Aggregators and the selling stockholders.
[3]	NTD: to be included for the Aggregators and the selling stockholders.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)		(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)